                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         ALIGN-RITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                         ALIGN-RITE INTERNATIONAL, INC.

                                                                   July 31, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Align-Rite International, Inc. ("Align-Rite" or the "Company") to be held on Wednesday, September 2, 1998. We sincerely hope that you will be able to attend the meeting which will be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time.

     At this meeting you are being asked to elect a Board of Directors for staggered one and two-year terms in accordance with the Company's Amended and Restated Articles of Incorporation and Bylaws. You are being asked to re-elect to the Board of Directors: James L. Mac Donald, Petar N. Katurich, and George Wells for a two-year term expiring at the 2000 Annual Meeting of Shareholders, and (ii) Jeffrey R. Lee, Alan G. Duncan and William Elder for a one-year term expiring at the 1999 Annual Meeting of Shareholders. You are also being asked to approve an amendment to the Company's 1995 Stock Option Plan and the ratification of the Company's independent accountants.

     The members of the Board of Directors and management look forward to personally greeting as many shareholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

     Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,

                                          /s/ JAMES L. MAC DONALD

                                          James L. Mac Donald
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                         ALIGN-RITE INTERNATIONAL, INC.
                              2428 ONTARIO STREET
                           BURBANK, CALIFORNIA 91504
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 2, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Align-Rite International, Inc., a California corporation ("Align-Rite" or the "Company"), will be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time., on Wednesday, September 2, 1998, for the following purposes:

     (1) To elect a Board of Directors to hold office for staggered one and two-year terms in accordance with the Company's Amended and Restated Articles of Incorporation and Bylaws or until their successors are elected and qualified;

     (2) To consider and vote upon a proposal to increase the number of shares of Align-Rite Common Stock, par value $0.01 per share ("Common Stock") available for issuance under Align-Rite's 1995 Stock Option Plan (the "Plan"), by 150,000 shares of Align-Rite Common Stock and to authorize Align-Rite's Board of Directors to amend the Plan accordingly;

     (3) To ratify the appointment of PriceWaterhouse Coopers LLP to serve as Align-Rite's independent auditors for the year ended March 31, 1999; and

     (4) To transact such other business as may properly come before the meeting or at any adjournments thereof.

     The Board of Directors has fixed the close of business on July 15, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting and at any adjournments thereof.

     Accompanying this notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors

                                          /s/ PETAR N. KATURICH

                                          Petar N. Katurich
                                          Vice President of Finance,
                                          Chief Financial Officer and Secretary

Burbank, California
July 31, 1998

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                         ALIGN-RITE INTERNATIONAL, INC.
                              2428 ONTARIO STREET
                           BURBANK, CALIFORNIA 91504
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is being solicited by the Board of Directors of Align-Rite International, Inc. ("Align-Rite" or the "Company") for use at the Company's Annual Meeting of Shareholders to be held on Wednesday, September 2, 1998, at 10:30 a.m. local time, at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about August 3, 1998.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     On July 15, 1998, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 4,482,947 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 2428 Ontario Street, Burbank, California 91504, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a shareholder's right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the authorized number of directors of the Company shall not be less than six, with the exact number of Directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The full Board of Directors currently consists of six directors.

     At present there are six directors. All such directors with the exception of Mr. William Elder were elected at the Company's 1998 Annual Meeting and until their successors have been duly elected and qualified. As of the record date for the 1997 Annual Meeting, the Company determined that it is a "listed corporation" under California law for purposes of classification of its board of directors. The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall, upon such determination, be divided into two classes, designated Class I and Class II. Each Class shall consist of one-half of the directors or as close an approximation as possible. At the 1998 Annual Meeting a total of six directors are to be elected into Class I and II, for staggered one and two-year terms, respectively, or until election and qualification of their successors.

     The accompanying proxies solicited by the Board of Directors will be voted for the election of the nominees named below, and for the terms listed below, unless the proxy card is marked to withhold authority to vote for any nominee. The nominees, with the exception of Mr. William Elder, are presently members of the Company's Board of Directors, and, were previously elected to their present terms of office by the shareholders of the Company at the 1997 Annual Meeting successors.

     The nominees for election to the Board of Directors at the 1998 Annual Meeting of Shareholders, together with their respective terms are set forth below:

CLASS         NOMINEE                                  TERM
-----         -------                                  ----
  I     Jeffery R. Lee       One year term expiring at the 1999 Annual Meeting
  I     Alan G. Duncan       One year term expiring at the 1999 Annual Meeting
  I     William Elder        One year term expiring at the 1999 Annual Meeting
 II     James L. Mac Donald  Two year term expires at the 2000 Annual Meeting
 II     Petar N. Katurich    Two year term expires at the 2000 Annual Meeting
 II     George Wells         Two year term expires at the 2000 Annual Meeting

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

DIRECTOR NOMINEES

     The following table provides information regarding the nominees for election as directors of the Company. The ages shown are as of July 1, 1998.

                                                                                      DIRECTOR
       NAME AND AGE                  BUSINESS EXPERIENCE AND DIRECTORSHIPS             SINCE
       ------------                  -------------------------------------            --------
James L. Mac Donald         Chairman of the Board, President and Chief Executive        1995
  (51)....................  Officer of the Company since 1970, when he founded the
                            Company. Mr. Mac Donald is also a Director of the
                            British American Chamber of Commerce and a Fellow of the
                            Institute of Directors.
Jeffrey R. Lee (53).......  Executive Vice President and has been employed by the       1995
                            Company since 1980. In addition Mr. Lee serves as the
                            General Manager of Align-Rite Limited. In April 1997,
                            Mr. Lee was appointed the Managing Director of
                            Align-Rite GmbH. From 1976 to 1980, Mr. Lee was General
                            Manager of Transmask, an independent photomask
                            manufacturing company. Mr. Lee is a Fellow of the
                            Institute of Directors.
Petar N. Katurich (35)....  Vice President of Finance since April 1997 and Chief        1995
                            Financial Officer and Secretary since 1992. From 1991 to
                            1992, Mr. Katurich was employed by a division of Cooke
                            Media Group. From 1985 to 1990, Mr. Katurich was
                            employed at Coopers & Lybrand L.L.P. Mr. Katurich is a
                            Certified Public Accountant.
Alan G. Duncan (50).......  Director of a subsidiary of the Company since 1986. Mr.     1995
                            Duncan is an Executive Director of Prelude Trust plc, a
                            venture capital fund quoted on the London Stock
                            Exchange.
William Elder (59)          Director of the Company since May 13, 1998. Mr. Elder is    1998
                            currently Chairman of the Board, President and Chief
                            Executive Officer of Genus, Inc. (GGNS), and has served
                            in different capacities of Genus since his founding the
                            Company in November 1981.
George Wells (62).........  Director of the Company since 1996. Mr. Wells is            1996
                            currently retired and most recently served as President
                            and Chief Executive Officer of Exar Corporation, a
                            California based semiconductor manufacturer. Mr. Wells
                            is currently a Director of Exar Corporation and Q-Logic.

DIRECTORS' FEES

     Directors who also are employees of the Company are reimbursed for expenses incurred in attending meetings of the Board of Directors but do not otherwise receive compensation for serving as directors of the Company. Each director who is not an employee of the Company is entitled to receive an annual fee of $5,000 for his services as a director, a fee of $1,500 for each Board meeting attended, $750 for each committee meeting attended and reimbursement for his expenses incurred in attending Board meetings. In addition, each director who is not an employee receives an annual grant of options to purchase 3,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Moreover, directors who are also directors of any of the Company's subsidiaries receive an additional grant of options to purchase 1,000 shares of the Company's Common Stock for each subsidiary's Board on which they sit. Options granted under the non-employee director provisions of the Company's 1995 Stock Option Plan vest in three equal annual installments and are exercisable for ten years after the date of grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors consist of an Audit Committee and a Compensation Committee, each of which is comprised solely of outside directors. During the fiscal year ended March 31, 1998, the Board of Directors held three meetings. All directors attended 75% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served.

     Audit Committee. The Audit Committee is comprised of Messrs. Duncan and Wells and held one meeting during the fiscal year ended March 31, 1998. Its functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the audit plan and results of their examination of the Consolidated Financial Statements and determining the independence of such accountants.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Duncan and Wells and held three meetings during the fiscal year ended March 31, 1998. Its functions include reviewing and making recommendations with respect to compensation of officers and key employees, including the grant of options or other awards under the Company's 1995 Stock Option Plan.

REQUIRED VOTE

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholder's shares) unless the names of the candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. In such event, the other shareholders will be unable to elect any director. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of July 15, 1998 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each director or nominee of the Company, each executive officer listed in the Summary Compensation Table below and all directors and officers as a group. The mailing address for all directors and executive officers of the Company is c/o Align-Rite International, Inc., 2428 Ontario Street, Burbank, CA 91504. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT OF
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP       CLASS
                  ------------------------                    ----------    ----------
Fidelity Management(1)......................................   443,000         9.89%
Brinson Partners, Inc.(2)...................................   405,072         9.04%
Heartland Advisors, Inc.(3).................................   351,300         7.84%
James L. Mac Donald(4)......................................   708,618        14.98%
Jeffrey R. Lee(5)...........................................   188,529         4.17%
Petar N. Katurich(6)........................................    14,867            *
Alan G. Duncan(7)...........................................    17,001            *
George Wells(8).............................................     3,334            *
William Elder...............................................         0            *
All directors and executive officers as a group (6
  persons)(9)...............................................   922,349        19.37%

---------------
 *  Less than 1%.

(1) This information was obtained from Fidelity Management ("Fidelity") and Bloomberg Newswire. The mailing address of Fidelity is 82 Devonshire Street, Boston, MA 02109-3614.

(2) This information was obtained from Brinson Partners, Inc. ("Brinson") and Bloomberg Newswire. The mailing address of Brinson is 209 S. La Salle Street, Chicago, Illinois 60604-1295.

(3) This information was obtained from Heartland Advisors, Inc. ("Heartland") and Bloomberg Newswire. The mailing address of Heartland is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

(4) Includes 248,418 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998.

(5) Includes 46,667 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998.

(6) Includes 14,867 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998.

(7) Includes 17,001 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998.

(8) Includes 3,334 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998.

(9) Includes 330,287 shares subject to options that are currently exercisable or will become exercisable before August 30, 1998. See Notes 4 through 8.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the fiscal years ended March 31, 1998, 1997 and 1996 for the three executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM(1)
                                           ANNUAL COMPENSATION           COMPENSATION
                                    ---------------------------------    ------------
                                                         OTHER ANNUAL      OPTIONS        ALL OTHER
                                    SALARY      BONUS    COMPENSATION      GRANTED       COMPENSATION
           NAME              YEAR     ($)        ($)        ($)(2)           (#)             ($)
           ----              ----   -------    -------   ------------    ------------    ------------
James L. Mac Donald........  1998   235,000    117,500          --              --          37,666(3)
  Chairman of the Board,     1997   224,000     82,280          --              --          32,123(4)
  President and Chief        1996   208,000    104,000      45,800(5)      111,396(6)       36,260(7)
  Executive Officer
Jeffrey R. Lee.............  1998   180,000(8)  29,380          --              --          14,775(9)
  Executive Vice President   1997   170,000(8)  20,720          --              --          13,424(9)
                             1996   160,000(8)  40,540          --              --          14,110(9)
Petar N. Katurich..........  1998   100,000     18,362          --              --          11,805(10)
  Vice President of          1987    80,400     17,500          --              --          10,575(10)
  Finance, Chief Financial   1996    70,000     18,000          --              --          10,500(10)
  Officer

---------------
 (1) The Company has not issued stock appreciation rights or restricted stock awards.

 (2) Except as noted below, all Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

 (3) $35,163 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald, and $2,503 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

 (4) $30,123 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald, $2,000 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

 (5) $33,800 of this amount represents an automobile allowance and the additional use of a company car. $12,000 of this amount represents amounts reimbursed for the payment of taxes in connection with life insurance premiums paid by the Company on behalf of Mr. Mac Donald.

 (6) These options were granted pursuant to the Company's 1995 Stock Option
     Plan.

 (7) $33,950 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald. $2,310 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

 (8) Includes a $30,000 foreign tax adjustment payment.

 (9) These amounts represent auto allowance and annual contributions by the Company to the Company's 401(k) Plan in the name of Mr. Lee.

(10) These amounts represent auto allowance and annual contributions by the Company to the Company's 401(k) Plan in the name of Mr. Katurich.

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the Executive Officers of the Company together with the fiscal year-end value of unexercised options.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                                    VALUE OF
                                                            NUMBER OF              UNEXERCISED
                                                      SECURITIES UNDERLYING       IN-THE MONEY
                                 SHARES               UNEXERCISED OPTIONS AT       OPTIONS AT
                                ACQUIRED                   EXERCISABLE/           EXERCISABLE/
                                   ON      VALUE(1)            (#)                     ($)
                                EXERCISE   REALIZED        EXERCISABLE/           EXERCISABLE/
             NAME                  #         ($)          UNEXERCISABLE           UNEXERCISABLE
             ----               --------   --------   ----------------------   -------------------
James L. Mac Donald...........    -0-        -0-       248,418(2)/77,978       $3,378,785/$969,267
Jeffery R. Lee................    -0-        -0-         46,667/3,333              $576,667/NA
Petar N. Katurich.............    -0-        -0-         14,867/3,233            $167,209/$5,291

---------------
(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options. Options are "in-the-money" if the fair value of the underlying securities exceeds the exercise price of the options.

(2) Includes an option to purchase 115,000 shares of Common Stock of the Company granted in exchange for warrants to purchase 115,000 ordinary shares of ARI at an exercise price of $2.59 per share. This exchange was effected in connection with the Company's initial public offering and became effective as of July 21, 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Alan G. Duncan and George Wells. No member of the Compensation Committee is either an officer or employee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, it is our duty to administer the Company's overall compensation program for its senior management. The Compensation Committee oversees the administration of the Align-Rite International, Inc. 1995 Stock Option Plan. In addition, the Compensation Committee establishes the compensation of the Chief Executive Officer and certain other members of senior management and evaluates the performance of such individuals. The Compensation Committee is comprised entirely of non-employee directors.

     The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

     The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

     The Compensation Committee evaluates the total compensation for the Company's Chief Executive Officer, Mr. James L. Mac Donald, and certain other members of senior management in light of information collected by the Compensation Committee regarding the compensation practices of similar companies. The Compensation Committee considers various indicators of success on both a corporate and an individual level in determining the overall compensation package for Mr. Mac Donald and the other members of senior management. The Compensation Committee also considers such corporate performance measures as revenue, operating income and earnings per share in its calculation.

     The Company's annual compensation package for Mr. Mac Donald and the other members of senior management typically consists of: (a) salary, (b) annual cash incentive or bonus and (c) long-term incentive or non-cash awards, primarily stock options.

     Mr. Mac Donald's base salary for the 1998 fiscal year was based on his employment agreement with the Company, which expires in March 2000, subject to renewal by the Company (the "Employment Agreement"), pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer. The Employment Agreement established Mr. Mac Donald's minimum annual base salary at not less than $208,000 per year, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. In recognition of the Company's growth and performance under Mr. Mac Donald's leadership, the Compensation Committee determined that an increase in base salary from $235,000 in fiscal 1998 to $250,000 in fiscal 1999, a 6.3% change, was appropriate. The Company uses a similar analysis to determine the salaries of other members of senior management.

     Pursuant to Mr. Mac Donald's Employment Agreement, he is also entitled to receive a cash bonus equal to 8% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary. During the 1997 fiscal year, Mr. Mac Donald received a cash bonus of $117,500.

     The Company also provides compensation to certain members of its management under the Company's 1995 Stock Option Plan (the "Plan"). The Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the shareholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's Common Stock and provides value to the recipient only when the price of the Company's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives. During the 1998 fiscal year no options to purchase shares were awarded to Mr. Mac Donald.

     The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Alan G. Duncan (Chairman)
                                          George Wells

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns(1) of
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market -- US Index and
(iii) the S&P Electronics (Semiconductors) Index.

                                                               NASDQ STOCK          S&P ELEC
                                    ALIGN-RITE INTL INC.        MARKET-US       (SEMICONDUCTORS)
7/21/95                                     100                    100                 100
3/96                                         78                    119                  79
3/97                                         92                    132                 168
3/98                                        119                    200                 184

---------------
(1) Total returns assumes reinvestment of dividends.

(2) Assumes $100 invested on July 21, 1995 (the date on which the Company consummated its initial public offering and was registered under Section 12 of the Securities Exchange Act of 1934, as amended) in the Common Stock of the Company and on June 30, 1995 in each Index.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has employment agreements with the following executive officers:

     James L. Mac Donald. Mr. Mac Donald's agreement expires on March 31, 2000, subject to renewal by the Company, under which he serves as Chairman of the Board, President and Chief Executive Officer. Pursuant to this agreement, Mr. Mac Donald receives an annual salary of not less than $208,000, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. He is also entitled to receive a bonus equal to 8% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary. The Company is required to maintain a life insurance policy of $3.0 million for the benefit of Mr. Mac Donald and Mr. Mac Donald is entitled to participate in other benefit programs of the Company generally available to its executive officers. In addition, Mr. Mac Donald is entitled to receive an automobile allowance and reimbursement of business expenses. If the Company terminates Mr. Mac Donald's employment without cause, Mr. Mac Donald is entitled to a lump sum severance payment equal to one month's then current base salary, including benefits, for each year of his employment with the Company or any of its subsidiaries, subject to a maximum of 24 months' base pay. In addition, if there should occur a change in control of the Company, then Mr. Mac Donald may elect to terminate his employment agreement. In such event, Mr. Mac Donald will be entitled to receive all lump sum severance payments. Mr. Mac Donald has been employed by the Company and its subsidiaries for 28 years.

     Jeffrey R. Lee. Mr. Lee's employment agreement expires on March 31, 2000, subject to renewal by the Company, under which he serves as Executive Vice President. Pursuant to this agreement, Mr. Lee receives an annual salary of not less than $130,000 and a foreign service payment of $30,000, subject in each case to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. He is also entitled to receive a bonus equal to 2% of any annual increase in the income from operations of the Company, subject to a cap of 40% of his base salary. The Company is required to maintain a life insurance policy of $250,000 for the benefit of Mr. Lee and Mr. Lee is entitled to participate in other benefit programs of the Company available to its executive officers. In addition, Mr. Lee is entitled to receive an automobile allowance and reimbursement of business expenses. If the Company terminates Mr. Lee's employment without cause, Mr. Lee is entitled to a lump sum severance payment equal to one month's then current base salary, including benefits, for each year of his employment with the Company or any of its subsidiaries, subject to a maximum of 18 months' base pay. In addition, if there should occur a change in control of the Company, then Mr. Lee may elect to terminate his employment agreement. In such event, Mr. Lee will be entitled to receive all lump sum severance payments. Mr. Lee has been employed by the Company and its subsidiaries for 17 years.

     Petar N. Katurich. Mr. Katurich's employment agreement expires on March 31, 2000, subject to renewal by the Company, under which he serves as Executive Vice President of Finance and Chief Financial Officer. Pursuant to this agreement, Mr. Katurich receives an annual salary of not less than $100,000, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. He also is entitled to receive a bonus equal to 1.25% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary. The Company is required to maintain a life insurance policy of $250,000 for the benefit of Mr. Katurich and Mr. Katurich is entitled to participate in other benefit programs of the Company available to its executive officers. In addition, Mr. Katurich is entitled to receive an automobile allowance and reimbursement of business expenses. If the Company terminates Mr. Katurich's employment without cause, Mr. Katurich is entitled to a lump sum severance payment of approximately 1 year's salary. Mr. Katurich has been employed by the Company and its subsidiaries for 6 years.

                                   PROPOSAL 2

                      AMENDMENT TO 1995 STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be requested to approve amendments to the Company's 1995 Stock Option Plan ("the Plan"). The Plan provides for a limit on the aggregate number of shares of the

Company's Common Stock that may be issued or delivered pursuant to Awards thereunder (the "Aggregate Share Limit"). At March 31, 1998, of the 415,000 shares of Common Stock authorized for issuance under the Plan, an aggregate of 72,586 shares remained available for awards under the Plan. The amendments and the material features of the Plan (including the types of awards that may be granted thereunder) are described below.

     On May 13, 1998, the Board approved an amendment to the Aggregate Share Limit (the "Amendment"), subject to the receipt of shareholder approval of the Amendment. The Amendment, if approved by shareholders, will increase the Aggregate Share Limit from 415,000 shares to 565,000 shares. The Board approved the Amendment based, in part, on a belief that the number of shares of Common Stock that remained available for additional awards under the 1995 Stock Option Plan was insufficient to adequately provide for future incentives.

     The principal terms of the 1995 Stock Option Plan are summarized below. The following summary is qualified in its entirety by the full text of the 1995 Stock Option Plan, which can be obtained from the Company. Written requests for a copy of the 1995 Stock Option Plan should be directed to the Company at the address set forth on the cover page of this Proxy Statement. Attention: Petar N. Katurich, Secretary.

REQUIRED VOTE

     An affirmative vote by the holders of the majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the Amendment. The Board of Directors recommends a vote "for" approval of the Amendment.

SUMMARY DESCRIPTION OF THE PLAN

     The material features of the Plan, other than those described above, are the following:

  General

     Under the Plan, awards may consist of any combination of stock options (incentive or nonqualified), restricted stock, stock appreciation rights ("SARs") and performance share awards. The Plan limits to 150,000 shares the number of shares that can be granted during any twelve-month period to any individual participating in the Plan. Awards under the Plan generally may be made to any officer or key employee of the Company who has not served on the Compensation Committee of the Board of Directors within twelve months from the date of the award and to consultants to the Company whether or not such consultants are employees. Subject to shareholder approval of the Eligible Employee Amendment to the Plan, awards under the Plan may also be made to any officer or key employee of any subsidiary of the company who has not served on the Compensation Committee within twelve months from the date of the award and any consultant to any subsidiary of the Company whether or not such consultant is an employee.

  Employee and Consultant Program

     Participants in the Plan are selected by the Compensation Committee. The Compensation Committee is selected by the Board of Directors and is empowered to determine the terms and conditions of each award made under the Plan, subject to the limitations that the exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant (110% if granted to an employee who owns 10% or more of the Common Stock), and no incentive stock option can be granted to anyone other than a full-time employee of the Company or its subsidiaries. The closing price of the Common Stock of the Company on March 31, 1998, as reported by the Nasdaq National Market, was $15.75 per share. Non-qualified stock options may be granted under the Plan with an exercise price determined by the Compensation Committee. Options granted under the Plan may be exercised as determined by the Compensation Committee, but in no event after ten years from the date of the grant.

     Restricted stock awards may be granted on the basis of such factors, as the Compensation Committee deems appropriate. Each restricted stock award agreement shall specify the number of shares of Common Stock to be issued, the date of such issuance, the price, if any, to be paid for such shares by the participant, whether and to what extent the cash consideration paid for such shares shall be returned upon a forfeiture and the restrictions imposed on such shares. Shares subject to restricted stock awards are nontransferable until such shares have been vested and are subject to a risk of forfeiture unless certain conditions are satisfied.

     SARs may be granted in connection with stock options or separately. SARs granted in connection with stock options will provide for payments to the holder based upon increases in the price of the common Stock over the exercise price of the related option on the exercise date. The SARs may provide that the holder of the SARs may exercise the SARs or the option in whole or in part. The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of cash and common Stock.

     Performance share awards may be granted on the basis of such factors as the Compensation Committee deems appropriate. Generally, these awards will be based upon specific agreements and will specify the number of shares of Common Stock subject to the award, the price, if any, to be paid for such shares by the participant and the conditions upon which the issuance to the participant will be based.

     Options and SARs, which have not yet become exercisable, will lapse upon the date participation is no longer employed by the Company for any reason. Options or SARs, which have become exercisable must be exercised within thirty days after such date if the termination of employment was for any reason other than retirement, total disability, death or discharge for cause. In the event a participant is discharged for cause, all options and SARs shall lapse immediately upon such termination of employment. If the termination of employment was due to retirement, total disability or death, the options and SARs, which are exercisable on the date of such termination, must be exercised within three months of the date of such termination or such shorter period provided in the award agreement. Shares subject to restricted stock awards that have not become vested upon the date a participant is no longer employed by the Company for any reason will be forfeited in accordance with the terms of the related award agreements. Shares subject to performance share awards that have not been issued or become issuable upon the date a participant is no longer employed by the Company for any reason shall similarly be forfeited.

     In the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of substantially all of the business assets of the Company (in each case, a "Change in Control"), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related SAR shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share award shall be issued to the participant.

  Non-Employee Director Program

     Under the Non-Employee Director Program, each person who was a non-employee director at the time of the Plan's approval by the shareholders of the Company, and each such person who subsequently became a member of the Board, was granted automatically a nonqualified stock option to purchase 3,000 shares of the Company's Common Stock. In addition, the Plan provided that in each calendar year, there would be granted automatically (without any action by the Committee or the Board) as of the date of the Annual Meeting of Shareholders in each such year, a nonqualified stock option to purchase 3,000 shares of Common Stock to each non-employee director who was re-elected as a director of the Company or who continued as a director. Subject to shareholder approval of the Non-Employee Director Amendment to the Plan, each person who is a non-employee director of any subsidiary of the Company, including any such director who is a non-employee director of the Company, at the time of the Non-Employee Director Amendment is approved by the shareholders of the Company, and each such person who subsequently becomes such a director, will automatically be granted an option to purchase 1,000 shares of the Company's Common Stock. In addition, in each calendar year during the term of the Plan, each non-employee director who is re-elected as a director of any subsidiary of the Company or who continues as a director of any subsidiary of the Company will automatically be granted (without any action by the Committee or the Board) as of the date of the Annual

Meeting of Shareholders of the Company in each such year, a nonqualified stock option to purchase 1,000 shares of Common Stock. The purchase price per share of Common Stock covered by each option granted under the Non-Employee Director Program would be the fair market value of the Common Stock on the date the option is granted. The options vest over a three-year period in equal annual installments and expire on the tenth anniversary of the award date. Immediately prior to the occurrence of a Change in Control, each option granted under the Non-Employee Director Program will become exercisable in full.

     If a non-employee director participant's services as a member of the Board of Directors of the Company or any of its subsidiaries terminate, any option granted under the Non-Employee Director Program held by such non-employee director participant which is not then exercisable shall terminate; provided, however, that if a non-employee director participant's services terminate by reason of death or total disability, the Compensation Committee may, in its discretion, deem to be exercisable a greater portion of any such option than would otherwise be exercisable, upon such terms as the Compensation Committee shall determine. If a non-employee director participant's services terminate by reason of death or total disability, any portion of any such option which is then exercisable may be exercised for one year after the date of such termination or the balance of such option's term, whichever period is shorter. If a non-employee director participant's services terminate for any other reason, any portion of any such option which is then exercisable may be exercised for three months after the date of such termination or the balance of such option's term whichever period is shorter.

  Limitation on Amendments and Authority

     If any amendment to the Plan would (a) increase the benefits accruing to participants, (b) increase the aggregate number of shares which may be issued under the Plan or (c) modify the requirements of eligibility for participation in the Plan, then, to the extent then required by Rule I 6b-3 of the Exchange Act to secure benefits thereunder or required under Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), such amendment shall be subject to shareholder approval. Notwithstanding any other provision of the Plan, the Non-Employee Director Program may not be amended more than once every six months, other than as may be necessary to conform with any applicable changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the applicable rules thereunder. Any discretionary authority granted to the Board or the Compensation Committee pursuant to the Plan is not applicable to options granted pursuant to the Non-Employee Director Program.

FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Options. A participant receiving a nonqualified stock option under the Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the participant must generally recognize ordinary income at the time of exercise of the nonqualified stock option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. (Special rules apply if the participant exercises the option within six months of the date of grant of the option and he or she is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act.) The amount of ordinary income recognized by a participant is deductible by the Company in the year that the income is recognized. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held.

     Incentive Stock Options. A participant who is granted an incentive stock option under the Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon exercise of the incentive stock option over the option exercise price is includable in the participant's adjusted alternative minimum taxable income and may be subject to the alternative minimum tax. (In the case of a participant who exercises the option within six months of the date of grant of the option and whose sale of Common Stock could subject him or her to suit under Section 16(b) of the Exchange Act, it is the excess of the fair market value on the date six months following the date of grant over the exercise price that is includable in adjusted alternative minimum taxable income.) For alternative minimum tax purposes only, the basis of the Common Stock acquired by the exercise of an incentive stock option is increased by the amount of such excess.

     Upon disposition of the Common Stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for alternative minimum tax purposes, the gain or loss would be the difference between the sales price and the participant's basis increased as described in the preceding paragraph), provided that the participant has not disposed of the Common Stock within two years of the date of grant or within one year from the date of exercise. If the participant disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the participant will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (1) the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised (the value on a later date may govern in the case of an optionee who exercises the option within six months of the date of grant of the option and whose sale of Common Stock at a profit could subject him or her to suit under Section 16(b) of the Exchange
Act), or (2) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. If a Disqualifying Disposition occurs at a loss in the same taxable year that the excess of the fair market value of the Common Stock received on exercise of the incentive stock option over the exercise price is includable in the participant's adjusted alternative minimum taxable income, the amount includable will not exceed the amount equal to the excess of the amount realized on the Disqualifying Disposition over the exercise price. Unlike the case in which a nonqualified option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition.

     Restricted Stock Awards. The recipient of a restricted stock award will recognize ordinary income equal market value of the restricted stock at the time the restrictions lapse over the amount which the recipient paid for the restricted stock. However, the recipient may elect, within 30 days after the date of receipt of the award, to report the excess of the fair market value of the stock over the amount paid as ordinary income at the time of receipt. (If, however, such election is made and for any reason the restrictions imposed on the Common Stock fail to lapse, the individual will not be entitled to a deduction.) (If the restrictions lapse within six months of the date of grant of the restricted stock and the recipient's sale of Common Stock could subject him or her to suit under Section 16(b) of the Exchange Act, the recipient generally recognizes ordinary income on the date six months after the date of grant, unless the recipient elects within 30 days of the date the restrictions lapse to recognize ordinary income on the date the restriction lapses.) The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

     Stock Option Rights. The recipient of a SAR is not taxed upon the grant of the SAR. Upon the exercise of a SAR, the holder generally will be taxed at ordinary income tax rates on the amount of cash received and the fair market value of any Common Stock received. (If a recipient of a SAR exercises the SAR within six months of its date of grant and he or she is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act, the recipient generally recognizes ordinary-income on the date six months following the date the SAR was granted in an amount equal for the fair market value of the Common Stock on such later date. Nevertheless, the recipient may elect within 30 days of the date of exercise to recognize ordinary income as of the date of the exercise.) The amount of ordinary income recognized by the recipient's deductible by the Company in the year that the income is recognized.

     Performance Share Awards. The recipient of a performance share award recognizes ordinary income equal to the amount by which the fair market value of the Common Stock received upon completion of the performance period exceeds the price, if any, paid by the recipient for such Common Stock. (If the recipient receives the Common Stock within six months of the date of the performance share award and he or she is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act, the recipient generally recognizes ordinary income on the date six months following the award date, unless the recipient elects within 30 days of the date of receipt to recognize ordinary income as the date of receipt.) The Company is entitled to a concurrent deduction equal to the ordinary income recognized by the recipient.

     Accelerated Payments. If, as a result of certain changes in control of the Company or the occurrence of certain other significant events involving the Company, a recipient's options and related SARs become immediately exercisable, or if restrictions immediately lapse on Common Stock which is part of a restricted stock award or if shares covered by a performance share award are immediately issued, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the occurrence of the change in control or other event, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control or other event occurs. In such case, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment, which is subject to the excise tax.

                                   PROPOSAL 3

    RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed PriceWaterhouse Coopers LLP to serve as the independent certified public accountants for the Company for its 1999 fiscal year end. Prior to its merger with Price Waterhouse LLP, Coopers & Lybrand LLP has served as the Company's independent certified public accountants since 1990. Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote to the majority of the votes cast by the holders of the Company's Common Stock on this proposal shall constitute ratification of the appointment of PriceWaterhouse Coopers LLP.

     If the shareholders by the affirmative vote of a majority of the Common Stock represented at the Annual Meeting do not ratify the appointment of PriceWaterhouse Coopers LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors.

     The Board of Directors recommends a vote FOR this proposal.

                             EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted the Align-Rite International, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") effective as of February 1, 1996. Under the Stock Purchase Plan, 75,000 shares of the Company's Common Stock is available for purchase by eligible employees electing to participate in the Stock Purchase Plan. Such employees are entitled annually to purchase Common Stock of the Company, by means of payroll deductions, at a 15% discount from the market price of the Company's Common Stock. The Board of Directors believes that the Stock Purchase Plan provides additional incentive to employees (i) to achieve business goals of the Company that would increase stock values and (ii) to remain in the employment of the Company.

     Only Qualified Employees are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan defines a "Qualified Employee" as an employee of the Company or any of its subsidiaries who has completed twelve months of continuous service with the Company or such subsidiary as of the first date of the applicable plan year and who is customarily employed for more than twenty hours per week and more than five months in a calendar year. The term "Qualified Employee" does not include any employee who, after giving effect to his or her participation in the Stock Purchase Plan, owns or would own stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

The fair market value of stock purchased by any participant in the Stock Purchase Plan cannot exceed $25,000 in any calendar year. In addition, the maximum amount that a participant in the Stock Purchase Plan may elect to set aside in each plan year is 10% of his or her base salary. The Stock Purchase Plan has no definite term and will terminate when all of the shares subject to the Stock Purchase Plan have been purchased, unless terminated sooner by the Board of Directors.

SHARE OPTION SCHEME

     Under the ARI Share Option Scheme (the "Share Option Scheme"), 354,625 options were outstanding prior to the Company's initial public offering and 226,340 options are currently outstanding, all of which are currently exercisable. Prior to the Company's initial public offering, the Share Option Scheme was modified for holders of 213,550 options to exchange the shares issuable upon the exercise of such outstanding stock options from ordinary shares of ARI to shares of Common Stock of the Company on a one-for-one basis. In addition, as to the remaining 141,075 options outstanding under the Share Option Scheme, the Company has a right to acquire any ordinary shares issued upon the exercise of such options by issuing in exchange therefor an equal number of shares of Common Stock of the Company. No future grants of options under the Share Option Scheme will be made.

401(K) PLAN

     Effective October 1, 1994, Align-Rite Corporation ("ARC") established a qualified 401(k) Profit Sharing Plan (the "401(k) Plan") available to all employees who meet the 401(k) Plan's eligibility requirements. Employees can elect to contribute from 1% to 15% of their earnings to the 401(k) Plan. This 401(k) Plan, which is a defined contribution plan, provides that ARC will, at its discretion, provide contributions to the 401(k) Plan on a periodic basis. Additionally, the employer will match 25% of the first 6% of an employee's contribution, which amounts vest over five years. Terminations and forfeitures from the 401(k) Plan are used to reduce the employer's contribution. ARC made contributions to the 401(k) Plan of $68,380 in fiscal 1998.

        COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
                1934, AS AMENDED, BY CERTAIN COMPANY AFFILIATES

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file. According to the Company's records, all filings required under Section 16(a) during the 1998 fiscal year were made on a timely basis.

                                 ANNUAL REPORT

     A copy of the Company's annual report, which contains the Company's Form 10-K for the year ended March 31, 1998, but excludes exhibits, is available without charge to shareholders of the Company upon request. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting shareholder. Shareholders may make requests in writing to Petar
N. Katurich, Vice President of Finance, Chief Financial Officer and Secretary, Align-Rite International, Inc., 2428 Ontario Street, Burbank, California 91504.

                           PROPOSALS OF SHAREHOLDERS

     For shareholder proposals to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Shareholders, they must be received by the Secretary of the Company no later than March 26, 1999.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors

                                          /s/ PETAR N. KATURICH

                                          Petar N. Katurich,
                                          Vice President of Finance,
                                          Chief Financial Officer and Secretary

Burbank, California
July 31, 1998

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                         ALIGN-RITE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints James L. Mac Donald and Petar N. Katurich, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Align-Rite International, Inc. (the "Company") held of record by the undersigned as of July 15, 1998, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time, on Wednesday, September 2, 1998, and at any adjournment thereof, upon the following matters:

(1) ELECTION OF DIRECTORS

    [ ] FOR the nominees listed below                        [ ] WITHHOLD AUTHORITY
        (except as noted to contrary below)                      to vote for the nominee listed below

     James L. Mac Donald               Jeffrey R. Lee               Petar N. Katurich
        Alan G. Duncan                 William Elder                   George Wells

CLASS               NOMINEE                                         TERM
-----               -------                                         ----
  I     Jeffery R. Lee                   One year term expiring at the 1999 Annual Meeting
  I     Alan G. Duncan                   One year term expiring at the 1999 Annual Meeting
  I     William Elder                    One year term expiring at the 1999 Annual Meeting
 II     James L. Mac Donald              Two year term expiring at the 2000 Annual Meeting
 II     Petar N. Katurich                Two year term expiring at the 2000 Annual Meeting
 II     George Wells                     Two year term expiring at the 2000 Annual Meeting

(Instructions: to withhold authority to vote for any individual nominee, circle that nominee's name above.)

                (Continued and to be signed on the reverse side)

(2) AMENDMENT TO 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 150,000 SHARES OF COMMON STOCK

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(3) RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(4) UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE COMPANY'S ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of Align-Rite International, Inc. either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Company's annual Meeting and voting in person.

                                                       Dated _____________, 1998

                                                       -------------------------
                                                            Signature(s) of
                                                            shareholder(s)

                                                       (Your signature(s) should
                                                       conform to your name(s)
                                                       as printed hereon.
                                                       Co-owners should all
                                                       sign.)